FOR IMMEDIATE RELEASE
Contact:	Ralph Finkenbrink Sr. Vice President, CFO www.nicholasfinancial.com Ph # — 727-726-0763	NASDAQ: NICK Web site:

Nicholas Financial Reports Record Results for the
4th Quarter & for the Year Ended March 31, 2005

MAY 3, 2005 — Clearwater, Florida — Nicholas Financial, Inc. (Nasdaq, NICK), announced that net income for the fourth quarter ended March 31, 2005 increased 59% to $2,368,000 as compared to $1,492,000 in the fourth quarter last year. Diluted earnings per share increased 26% to $0.34 from $0.27. Revenue for the quarter increased 33% to $9,181,000 as compared to $6,910,000 in the fourth quarter last year. The Company has reported record comparable quarterly increases in 58 of the last 59 quarters.

For the year ended March 31, 2005, net income increased 55% to $8,080,000 as compared to $5,213,000 last year. Diluted earnings per share increased 25% to $1.20 from $0.96. Revenue for the year increased 29% to $32,832,000 as compared to $25,500,000 last year. The Company has reported record increases in revenues and earnings every year for the past 15 years.

Results for the fourth quarter and year ended March 31, 2005 were favorably impacted by an increase in the outstanding receivable portfolio, an improvement in credit quality and an interest rate environment that remains below historical levels.

The Company expects to open an additional 6 to 8 new branch offices during the next fiscal year. The Company is targeting new locations in Kentucky, Indiana, Maryland, South Florida, North Carolina and Georgia.

Founded in 1985, with assets of $120,815,000 as of March 31, 2005, Nicholas Financial, Inc. is one of the largest publicly traded specialty consumer finance companies based in the Southeast. The Company presently operates out of 35 branch locations in both the Southeast and the Mid-West States. The Company has approximately 6,560,000 shares of common stock outstanding. For an index of Nicholas Financial Inc.’s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including competitive factors, the management of growth, and other risks detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended March 31, 2004. Such statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially.

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Nicholas Financial, Inc.
Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Per Share Amounts)

	Three months ended		Year ended
	March 31,		March 31,
	2005	2004	2005	2004
Revenue:
Finance charge income	$9,087	$6,839	$32,583	$25,236
Other income	94	71	249	264

	9,181	6,910	32,832	25,500
Costs and expenses:
Operating expenses	3,761	2,970	13,692	11,060
Provision for losses	591	581	2,397	2,198
Interest expense	911	946	3,630	3,852

	5,263	4,497	19,719	17,110

Income before income taxes	3,918	2,413	13,113	8,390
Income tax provision	1,550	921	5,033	3,177

Net income	$2,368	$1,492	$8,080	$5,213

Earnings per share:
Basic	$0.36	$0.29	$1.28	$1.03

Diluted	$0.34	$0.27	$1.20	$0.96

Weighted average shares	6,556,780	5,078,411	6,308,413	5,047,094

Weighted average shares and assumed dilution	6,973,206	5,469,045	6,721,796	5,418,708

Condensed Consolidated Balance Sheets

(Unaudited, Dollars in Thousands)

	March 31,	March 31,
	2005	2004
Cash	$853	$957
Finance receivables, net	113,708	97,237
Other assets	6,254	5,029

Total assets	$120,815	$103,223

Line of credit	$65,331	$67,510
Other notes payable	1,000	682
Other liabilities	7,726	7,585

Total liabilities	74,057	75,777
Shareholders’ equity	46,758	27,446

Total liabilities and Shareholders’ equity	$120,815	$103,223

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	Three months ended		Year ended
	March 31,		March 31,
Portfolio Summary	2005	2004	2005	2004
Average finance receivables, net of unearned interest (1)	$135,721,213	$115,996,301	$129,292,768	$111,685,661

Average indebtedness (2)	$64,093,923	$66,958,487	$63,697,012	$64,922,080

Finance revenue (3)	$9,087,356	$6,839,186	$32,582,965	$25,236,638
Interest expense	910,716	946,177	3,630,267	3,851,924

Net finance revenue	$8,176,640	$5,893,009	$28,952,698	$21,384,714

Weighted average contractual rate (4)	24.39%	24.43%	24.15%	24.15%

Average cost of borrowed funds (2)	5.68%	5.65%	5.70%	5.93%

Gross portfolio yield (5)	26.78%	23.58%	25.20%	22.60%
Interest expense as a percentage of average finance receivables, net of unearned interest	2.68%	3.26%	2.81%	3.45%
Provision for credit losses as a percentage of average finance receivables, net of unearned interest	1.74%	2.01%	1.85%	1.97%

Net portfolio yield (5)	22.36%	18.31%	20.54%	17.18%
Operating expenses as a percentage of average finance receivables, net of unearned interest (6)	10.88%	9.99%	10.36%	9.63%

Pre-tax yield as a percentage of average finance receivables, net of unearned interest (7)	11.48%	8.32%	10.18%	7.55%

Write-off to liquidation (8)	4.35%	6.46%	6.28%	8.41%
Net charge-off percentage (9)	3.88%	5.73%	5.46%	7.26%

Note: All three month key performance indicators expressed as percentages have been annualized.
(1)	Average finance receivables, net of unearned interest, represents the average of gross finance receivables, less unearned interest throughout the period.

(2)	Average indebtedness represents the average outstanding borrowings under the Line and notes payable-related party. Average cost of borrowed funds represents interest expense as a percentage of average indebtedness.

(3)	Finance revenue does not include revenue generated by Nicholas Data Services, Inc., (“NDS”) the wholly-owned software subsidiary of Nicholas Financial, Inc.

(4)	Weighted average contractual rate represents the weighted average annual percentage rate (APR) of all Contracts purchased and direct loans originated during the period.

(5)	Gross portfolio yield represents finance revenues as a percentage of average finance receivables, net of unearned interest. Net portfolio yield represents finance revenue minus (a) interest expense and (b) the provision for credit losses as a percentage of average finance receivables, net of unearned interest.

(6)	Operating expenses represent total expenses, less interest expense, the provision for credit losses and operating costs associated with NDS.

(7)	Pre-tax yield represents net portfolio yield minus operating expenses as a percentage of average finance receivables, net of unearned interest.

(8)	Write-off to liquidation percentage is defined as net charge-offs divided by liquidation. Liquidation is defined as beginning receivable balance plus current period purchases minus voids and refinances minus ending receivable balance.

(9)	Net charge-off percentage represents net charge-offs divided by average finance receivables, net of unearned interest, outstanding during the period.

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The following tables present certain information regarding delinquency rates experienced by the Company with respect to Contracts and under its direct loan program.

	At March 31, 2005		At March 31, 2004
Contracts
Gross Balance Outstanding	$176,758,883		$151,082,036

Delinquencies
30 to 59 days	$1,934,136	1.10%	$1,848,735	1.22%
60 to 89 days	408,651	0.23%	388,309	0.26%
90 + days	249,547	0.14%	91,172	0.06%

Total Delinquencies	$2,592,334	1.47%	$2,328,216	1.54%

Direct Loans
Gross Balance Outstanding	$5,627,852		$4,572,030

Delinquencies
30 to 59 days	$37,520	0.67%	$44,296	0.97%
60 to 89 days	6,945	0.12%	10,371	0.22%
90 + days	23,892	0.42%	30,451	0.67%

Total Delinquencies	$68,357	1.21%	$85,118	1.86%

The amounts shown in the tables below represent the amount of Contracts purchased, net of unearned interest.

	Three months ended		Year ended
	March 31,		March 31,
State	2005	2004	2005	2004

FL	$13,661,462	$11,676,853	$44,304,705	$38,887,398
GA	2,401,152	2,297,240	7,949,021	8,682,016
NC	2,771,134	1,879,967	9,348,551	7,428,824
SC	915,715	1,107,977	3,762,780	3,252,211
OH	3,146,347	3,036,597	11,782,285	11,489,914
MI	475,093	477,720	2,700,315	2,143,231
VA	1,883,161	924,766	6,153,275	1,536,667
KY	425,017	—	659,838	—
MD	471,033	—	885,941	—

Total	$26,150,114	$21,401,120	$87,546,711	$73,420,261

	Three months ended		Year ended
	March 31,		March 31,
Contracts	2005	2004	2005	2004

Purchases	$26,150,114	$21,401,120	$87,546,711	$73,420,261
Weighted APR	24.33%	24.36%	24.05%	24.04%
Average Discount	8.91%	9.04%	8.78%	8.95%
Average Term (months)	44	44	44	44
Average Loan	$8,398	$8,103	$8,387	$8,121
Number of Contracts	3,114	2,641	10,439	9,041

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